CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement of the 1995 Stock Option Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-04181), the Registration Statement of the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-57369), and the Registration Statement covering additional shares under the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-64850) of our report dated March 11, 2004, except for the restatement as described in Note 1 under "Stock Compensation and Miscellaneous Adjustments" which is as of May 14, 2004 and for the restatements as described in Note 1 under "Joint Venture Accounting and Miscellaneous Adjustments" and "Retroactive Adoption of FIN 46" which are as of October 11, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K/A, Amendment No. 2.

PricewaterhouseCoopers LLP

Los Angeles, California
October 15, 2004


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